                                                                      EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arkansas Best Corporation of our report dated January 28, 1998, included in the 1997 Annual Report to Stockholders.

Our audit also included the financial statement schedule of Arkansas Best Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31475) pertaining to the Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-66694), pertaining to the Arkansas Best Corporation Disinterested Director Stockholder Plan and the Registration Statement (Form S-8, No. 33-52877), pertaining to the Arkansas Best Corporation Employees' Investment Plan, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Arkansas Best Corporation for the year ended December 31, 1997.


                                             Ernst & Young LLP

Little Rock, Arkansas
March 23, 1998